UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2016

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On August 16, 2016, Mabvax Therapeutics Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Laidlaw & Company (UK) Ltd. (“Laidlaw”), as underwriter (the “Underwriter”), pursuant to which, among other things, the Company agreed to issue and sell to the Underwriter, and the Underwriter agreed to purchase from the Company, in an underwritten public offering (the “Offering”), an aggregate of 1,127,859 shares of the Company’s common stock (the “Common Stock”), or an aggregate 665,281 shares of Series F Preferred Stock (the “Series F Preferred Stock”), together with Class A Warrants to purchase up to 1,793,139 shares of common stock and Class B Warrants to purchase up to 1,793,139 shares of common stock (collectively, the “Warrants”), at a public offering price of $4.81 per share of Common Stock and related warrants. A Class A Warrant and Class B Warrant to purchase one share of Common Stock will be issued for every one share of Common Stock sold in the Offering.

The shares of Common Stock, Series F Preferred Stock and Warrants are being offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-211421), as amended (as so amended, the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 16, 2016.  Under the terms of the Underwriting Agreement, the Company granted to the Underwriter an option, exercisable in whole or in part at any time (but not more than once) for a period of 45 days from the date of the closing of the Offering, to purchase up to an additional up to an additional 169,179 shares of Common Stock at a price of $4.41 per share and Class A Warrants to purchase up to 169,179 shares of Common Stock at a price of $0.01 for each Class A Warrant and Class B Warrants to purchase up to 169,179 shares of Common Stock at a price of $0.01 for each Class B Warrant (collectively, the “Underwriter Warrants”).

Net proceeds from the Offering are expected to be approximately $7.6 million (excluding any sale of shares of Common Stock and Warrants pursuant to the over-allotment option granted to the Underwriters), after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company. The purchase and sale of the Common Stock, Series F Preferred Stock and Warrants, and the closing of the Offering, is expected to take place on or about August 22, 2016, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers and certain of the Company’s principal stockholders have entered into “lock-up” agreements with the Underwriter that generally prohibit, without the prior written consent of Laidlaw, the sale, transfer or other disposition of securities of the Company for a period ending 90 days following August 17, 2016. The Company also agreed to pay the Underwriter’s expenses relating to the Offering, including, without limitation, any fees and expenses of the Underwriter’s counsel, up to a maximum of $50,000.

The foregoing descriptions of the Underwriting Agreement, the Warrants and the Underwriter Warrants do not purport to be complete and are qualified in their entirety by reference to the copy of each of the Underwriting Agreement and including the Form of Warrant Certificate and Form of Underwriter Warrant to be issued by the Company in the Offering, which are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

On August 16, 2016, the Company filed a certificate of amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effectuate a reverse stock split of its issued and outstanding common stock, par value $0.01 per share on a 1 for 7.4 basis, effective on August 16, 2016 (the “Reverse Stock Split”).

The Reverse Stock Split was effective with The Financial Industry Regulatory Authority (FINRA) and the Company’s common stock began trading on The NASDAQ Capital Market at the open of business on August 17, 2016. The par value and other terms of Company’s common stock were not affected by the Reverse Stock Split. The CUSIP number of the Company’s post-Reverse Stock Split common stock is 55414P 504. The Company’s transfer agent, Computershare N.A., is acting as exchange agent for the Reverse Stock Split.

As a result of the Reverse Stock Split, every 7.4 shares of the Company’s pre-Reverse Stock Split common stock were combined and reclassified into one share of the Company’s common stock. No fractional shares of common stock will be issued as a result of the Reverse Stock Split and will be round up to the next whole share.

As previously disclosed in the Company's Current Report on Form 8-K filed on June 30, 2016, on June 29, 2016 at the Company’s Annual Meeting of Stockholders, the holders of a majority of the outstanding shares of the Company’s voting capital approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate a reverse split of the Company’s issued and outstanding common stock at a ratio of not less than 1 for 2 and not more than 1 for 15, at any time prior to June 29, 2017, with the exact ratio to be determined by the Board at its sole discretion. The Reverse Stock Split ratio of 1 for 7.4 was approved by the Company’s Board of Directors on August 2, 2016.

A copy of the Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

Series F Preferred Stock

On August 16, 2016, the Company filed a Certificate of Designations, Preferences and Rights of the 0% Series F Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State, designating 1,559,252 shares of preferred stock as 0% Series F Convertible Preferred Stock (the “Series F Preferred Stock).

The shares of Series F Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the of such Series F Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series F Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series F Preferred Stock is $4.81 and the initial conversion price is $4.81 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In the event of a liquidation, dissolution or winding up of the Company, each share of Series F Preferred Stock will be entitled to a per share preferential payment equal to the par value. All shares the Company’s capital stock will be junior in rank to Series F Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Convertible Preferred Stock and
Series E Convertible Preferred Stock.

The holders of Series F Preferred Stock will be entitled to receive dividends if and when declared by the Company’s board of directors. The Series F Preferred Stock shall participate on an “as converted” basis, with all dividends declared on the Company’s common stock. In addition, if the Company grants, issues or sells any rights to purchase its securities pro rata to all its record holders of its common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series F Preferred Stock then held.

The Company is prohibited from effecting a conversion of the Series F Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series F Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series F Preferred Stock, but not in excess of the beneficial ownership limitations.

The foregoing description of the Preferred Shares is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.2 to this report and is incorporated by reference herein.

Item 8.01               Other Events.

On August 16, 2016, the Company issued a press release announcing the pricing of its public offering of up to 1,127,859 shares of common stock, 665,281 shares of Series F Preferred Stock, Class A Warrants to purchase up to 1,793,140 shares of common stock and Class B Warrants to purchase up to 1,793,140 shares of common stock.  Investors who, as a result of their purchase and ownership of common stock would hold in excess of 4.99% of the Company’s common stock, were entitled to elect to receive shares of Series F Preferred Stock. For each share of common stock (or Series F Preferred Stock) purchased by an investor, the Company will issue one Class A Warrant to purchase one share of common stock and one Class B Warrant to purchase one share of common stock at an offering price of $4.81 per share and $0.01 per share and related warrants.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement Dated August 16, 2016
3.1	Certificate of Amendment
3.2	Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock
4.1	Form of Warrant Certificate
4.2	Form of Underwriter Warrant
99.1	Press Release Dated August 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: August 17, 2016	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer